[Letterhead of Kelley Drye & Warren LLP]

Exhibit 5.1

May 11, 2004

To the Board of Directors of
   GrafTech International Ltd.
   1521 Concord Pike
   Brandywine West, Suite 301
   Wilmington, Delaware 19803

Ladies and Gentlemen:

        We have acted as special counsel to GrafTech International Ltd., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to register the resale by executive officers and directors of the Company of shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), acquired or to be acquired, as described in the Registration Statement. As such counsel, you have requested our opinion as to matters described herein relating to the Shares.

        We have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, in each case as amended and restated through the date hereof; minutes of the Company’s corporate proceedings through the date hereof, as made available to us by officers of the Company; an executed copy of the Registration Statement and all exhibits thereto in the form filed with the SEC; a copy of the prospectus which forms a part of the Registration Statement (the “Prospectus”); copies of the stock incentive and compensation plans mentioned in the Registration Statement; forms of the option and restricted stock agreements pursuant to which the Shares were or may be acquired as described in the Registration Statement; and such matters of law deemed necessary by us in order to deliver this opinion. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

        This opinion is subject to the following additional limitations and qualifications:

        (a)               We express no opinion concerning any law of any jurisdiction other than (i) the laws of the States of New York and Connecticut, (ii) the federal laws of the United States of

America and (iii) as to the organization, existence, good standing and corporate authority of the Company, the General Corporation Law of the State of Delaware.

        (b)        We express no opinion with respect to the enforceability of any agreement or instrument or any provision thereof (i) to the extent such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (ii) providing for specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is sought in a proceeding in equity or at law), (iii) providing for indemnification or contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws, (iv) requiring any waiver of stay or extension laws, diligent performance or other acts which may be unenforceable under principles of public policy or (v) providing for a choice of law, jurisdiction or venue. We have assumed that such agreements, instruments or provisions are enforceable.

        Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares that have been acquired on or prior to the date hereof have been duly authorized and validly issued and are fully paid and non-assessable and the Shares that may be acquired after the date hereof are duly authorized, and when issued and paid for as described in the Prospectus, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this letter as an exhibit to each of the Registration Statements and to the reference to it in the Registration Statement included therein and incorporated by reference therein, as the case may be, under the caption “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act. We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

Very truly yours, KELLEY DRYE & WARREN LLP By: /s/ Randi-Jean G. Hedin A Partner